Exhibit 23(b)


                                Shelley Intl CPA
                             161 East 1st Street, #1
                               Mesa, Arizona 85201
                                  480-461-8301


                          INDEPENDENT AUDITOR'S CONSENT


Board of Directors
Practical Plastics, Inc.

     I consent to the use in this Registration Statement of Practical Plastics, Inc. on Form SB-2 of my amended report dated June 10, 2002 appearing herein.

Dated: September 27, 2002

/s/ Mark Shelley
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    Mark Shelley
    Shelly Intl CPA
    Certified Public Accountant